Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@cistchina.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Public Security Technology, Inc. Changed to
China Information Security Technology, Inc.
and Began Trading Under "CIFS.OB"

SHENZHEN CITY, China, April 7, 2008 – China Information Security Technology, Inc., (OTC Bulletin Board: CIFS) ("China Information Security", "CIST" or the "Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced that China Public Security Technology ("CPST") merged into China Information Security Technology, Inc., a Nevada corporation, with CIST being the surviving corporation. The symbol for CIST's common stock on the OTC Bulletin Board has been changed to "CIFS.OB". The Company has launched a new bilingual corporate website under the domain name of www.cistchina.com.

On April 2, 2008, CPST entered into an Agreement and Plan of Merger with CIST, a Nevada corporation and wholly-owned subsidiary of CPST, in which CPST agreed to merge with and into CIST, with CIST being the surviving entity. After the agreement became effective on April 7, 2008, the legal domicile of the Company is now Nevada, compared to Florida for the former CPST. In addition, CIST possesses all of the rights, privileges, powers, and franchises of CPST, and CPST's debts and liabilities became the debts and liabilities of CIST; CPST's existing Board of Directors and officers became the Board of Directors and officers of CIST.

The Company changed its name and stock symbol in order to reflect its national scope of operations and planned expansion into the high-growth civil-use GIS market. It also hopes that the new name will enable it to achieve greater brand recognition as a national competitor in China. The Company's acquisitions of Shenzhen Bocom Multimedia Display Technology Co. Ltd. and Wuhan Wuda Geoinformatics Co., Ltd. will enhance its presence in the enterprise sector, better position the Company to expand its existing nationwide distribution channels and installed base of users, and move the Company beyond the public information security market.

"We hope that these name changes will more accurately represent our national presence in China, and will enhance our expansion plans in the civil-use GIS market," said Mr. Jiang Huai Lin, CEO of China Information Security. "We look forward to building on our acquired companies' proprietary technology, established distribution channels and relationships in the dynamic commercial market, to become the de facto standard for providers of public or civil use geographic information systems in China."

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security is focused on the development and implementation of large scale, high-tech public security and Geographic Information System ("GIS") related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with iASPEC Software Company Limited (iASPEC), China Information Security has the licenses to 16 registered and copyrighted software applications in China. In addition, iASPEC is considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.cistchina.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the effect of the name changes and of the acquisition of Bocom Multimedia and Wuda Geoinformatics on the Company's ability to market its products and services; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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